Exhibit 10.5
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                    EMPLOYMENT AND NON-COMPETITION AGREEMENT
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                                  LENARD BERGER

     This EMPLOYMENT AND NON-COMPETITION AGREEMENT (this "Agreement"), dated as of August 1, 2000, is between Stronghold Technologies, Inc., a New Jersey corporation (the "Employer") and Lenard Berger (the "Employee").

     WHEREAS,   the  Employer  desires  to  retain  the  Employee  as  its  Vice
President-Chief Technology Officer, and the Employee desires to serve as such on the terms and conditions set forth below;

     NOW, THEREFORE, it is hereby agreed as follows:

     ss.1.  EMPLOYMENT.  The  Employer  hereby  employs  the  Employee,  and the
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Employee hereby accepts employment, upon the terms and subject to the conditions hereinafter  set forth.

     ss.2.  DUTIES.  The  Employee  shall be  employed  as Vice  President-Chief
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Technology Officer of the Employer. If elected as such, the Employee also agrees to serve as Secretary of the Employer without additional compensation. The Employee shall also serve, without additional compensation, as a member of the Employer's Management Committee, which shall not be a committee of the Board of Directors. The Employee agrees to devote his full time and best efforts to the performance of his duties to the Employer. If elected as such, the Employee shall also serve as a director of the Employer, and the Employee shall be entitled to receive such compensation, if any, paid generally to directors of the Employer.

     ss.3. TERM. The initial term of employment of the Employee  hereunder shall
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commence  on  the  date  hereof  (the  "Commencement  Date") and shall  continue until July 31, 2005 (the "Initial Term") unless earlier terminated pursuant to ss.6. The term may be extended for additional one-year terms upon the written consent of the parties hereto.

     ss.4.  COMPENSATION  AND BENEFITS.  Until the termination of the Employee's
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employment  hereunder,  in  consideration  for  the  services  of  the  Employee hereunder, the Employer shall compensate the Employee as follows:

           (a) Base Salary.
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               (i)  The Employer shall pay the Employee,  in accordance with the
                    Employer's then current payroll practices, a base salary of $10,500 per month during the first six (6) months of employment and $12,500 per month commencing February 1, 2001 (the "Base Salary"), payable on the last business day of each month.

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               (ii) During the second year of the term of this  Agreement,  Base
                    Salary shall be $150,000 per annum; provided, however, that if the Employer's Net Sales, as defined in ss.4(b)(i) below, achieved in the first year of the term of this Agreement equal or exceed $2,000,000, the Employee's Base Salary shall be $175,000 per annum during the said second year.

              (iii) During  the third year of the term of this  Agreement,  Base
                    Salary shall be $175,000 per annum; provided, however, that if the Employer's Net Sales achieved in the second year of the term of this Agreement equal or exceed $10,000,000, the Employee's Base Salary shall be $200,000 per annum during the third year and during each subsequent year during the term of this Agreement, except as otherwise provided in ss.4(a)(v) below.

              (iv) If, based on ss.ss.4(a)(ii) and 4(a)(iii) hereof Base Salary shall be adjusted in the second and third years of the term of this Agreement, such adjustment shall be made as promptly as possible after computation of Net Sales for the applicable year of the term of this Agreement and any retroactive portion of the increase in Base Salary shall be paid with the first regular adjusted monthly payment of Base Salary.

               (v) During the fourth and fifth years of the term of this Agreement, Base Salary shall be increased annually by a percentage equal to the percentage by which the Consumers Price Index for Urban Wage Borrowers and Clerical Workers:
                    New York,  N.Y. - Northeastern  New Jersey  (1982-84  equals
                    100), as published by the Bureau of Labor Statistics of the United States Department of Labor, shall have increased over the preceding year.

               (vi) The adjustment  provided for in ss.4(a)(v)  shall be made as soon after August 1St of each year as possible, but in no event later than fifteen (15) days after the date upon which the Bureau of Labor publishes its consumer price index statistics for the month of July. Any portion of an increase in the Employee's compensation retroactively due shall be payable immediately upon determination of the adjustment. If publication of the Consumer Price Index is discontinued, the parties hereto shall accept comparable statistics on the cost of living for the New York, N.Y. - Northeastern New Jersey area as computed and published by an agency of the United States or by a responsible financial periodical of recognized authority then to be selected by the parties.

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
             (vii) The Board of Directors shall consider additional increments in Base Salary from time to time, but such consideration shall occur at least once annually, based on the Employer's financial condition, levels of sales and profitability, and the performance of the Employee.

          (b) Incentive Compensation.
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             (i)    In addition to Base Salary, the Employee shall also receive, subject to the limitations set forth below, a commission equal to one (1%) percent of "Net Sales", as defined below, recognized by the Employer during each year of the term of this Agreement commencing with the second year of the term of this Agreement. For purposes of this Agreement the term "Net Sales" shall mean the amount equal to the Employer's gross sales of products and services, computed in accordance with generally accepted accounting principles consistently applied, less duties, shipping, sales and use taxes and other taxes payable by the customer or client, insurance payable by the customer or client, allowances, discounts, credits and returns. Net Sales shall not include any sales of the Employer's assets not in the normal course of its business. Incentive compensation shall be paid not later than forty-five days following completion of each year of the term of this Agreement. Any appropriate adjustments to Net Sales to be made following payment of Incentive Compensation shall be applied against the succeeding year's Incentive Compensation, or in the event of termination of the Employment of the Employee, within thirty (30) days following the date of the event requiring such adjustment.

             (ii)   Notwithstanding   anything  in   ss.4(b)(i)   above  to  the
                    contrary, Incentive Compensation shall not exceed $50,000 during any year of the term of this Agreement.

(c)   Stock Options.
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             (i)    Upon the later of the commencement of Employee's  employment hereunder or the adoption of the Stronghold Technologies, Inc. 2000 Stock Option Plan (the "Option Plan"), Employee will be granted options under the Option Plan to purchase, at an exercise price equal to the fair market value of the shares (estimated to be less than $1 per share), 100,000 shares of the Company's common stock. Such options shall vest and become exercisable at any time in the next 10 years from date of grant, provided that Employee has remained continuously employed hereunder through the date of vesting (or as otherwise provided herein), and the Employer achieves

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                    the required Net Sales  during the  respective  FISCAL YEARS
                    (deemed to be 1/1 to 12/31 for purposes of this section) of the Employer set forth below. Notwithstanding the foregoing, in the event of the termination of employment of the Employee, all unvested Options shall immediately expire and be of no further force or effect (unless otherwise expressly provided herein), and any Options which have previously vested in accordance with the table set forth below or become vested in accordance with ss.4(c)(ii) hereof shall be exercisable by the Employee during the ninety (90) day period following such termination of employment (or in the event of the death or disability, as defined below, of the Employee, during the one year period following death or disability), after which time they shall expire and be of no further force or effect:

                                                                 Options Vesting
         Fiscal Year             Net Sales Achieved              and Exercisable
         ----------              -----------------               ---------------
          2001                   $2,000,000                      20,000

          2002                   $5,000,000                      15,000
                                 $10,000,000                     15,000

          2003                   $10,000,000                     10,000
                                 $20,000,000                     15,000
                                 $30,000,000 or more             25,000

          The number of shares which vest in any year will not be prorated. Thus, for example, if in fiscal year 2001, $1,000,000 of Net Sales are achieved, no options will vest. If in fiscal year 2002, $9,000,000 of Net Sales are achieved, only 15,000 options will vest and become exercisable in that year. Options not exercisable with respect to any fiscal year due to failure of the Employer to recognize the required Net Sales as set forth above shall be automatically terminated and be of no further force or effect.

   (ii) In the event of a "Change of Control" of the Company, as defined below, one half of all of Employee's theretofore unvested and unexercisable stock options (including, but not limited to, the stock options set forth in this Section 4) shall become vested and exercisable immediately. In the event that, within one year following such Change of Control, either Employee's employment is terminated without Cause or Employee resigns his employment, all of Employee's theretofore unvested and unexercisable stock options (including, but not limited to, the stock options set forth in this Section 4) shall become vested and exercisable immediately.

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   (iii)  Except as specifically  provided herein,  all stock options granted to
          Employee hereunder or otherwise shall be subject to the terms of the Option Plan. The Option Plan shall permit, and all options granted hereunder shall provide:

          (A) that they are "incentive stock options" ("ISO") within the meaning of Section 422 of the Internal Revenue Code, as amended, to the maximum extent permitted by law, unless Employee agrees otherwise;

          (B) that, if vested, they are exercisable for a period of at least ten years from the date of grant, absent termination of employment, and except for certain change of control transactions in which both the exercise and the termination of options may be accelerated;

          (C) that they may be exercised by surrender of a number of shares of the Company's stock with a fair market value equal to the exercise price at the time of exercise, or that the Company will provide reasonable financing (i.e. permitting the Employee to execute a promissory note (such note to be secured by a pledge of the stock) for the full exercise price (provided, that nothing in
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               this  subparagraph  (c) shall  require any terms that would cause any portion of the options be treated as "variable options" under generally accepted accounting principles or otherwise cause the Company to recognize expense for accounting purposes upon the vesting or exercise of options so long as the options can be structured to avoid such effect);

          (D) to the extent permitted by applicable law (including Section 422 of the Internal Revenue Code and related rules with respect to incentive stock options governed thereby), that the Employee may designate a beneficiary in the case of death, and a legal representative in the case of disability, with full power to exercise the options in as favorable a manner as if the Employee had held the options, and that the Employee shall be permitted to transfer vested and exercisable options to members of his immediate family or trusts or similar entities of which he or they are the beneficiaries;

           (E) The Option Plan shall give the ISO holder the ability to specifically designate his beneficiary; if the option holder is disabled, the legal representative of the option holder could exercise the option on his behalf; and exercise of the ISO by the ISO holder's estate would also be permitted;

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

          (F) The Option Plan shall provide that all granted but unvested and unexercisable ISO's shall become vested and exercisable immediately upon death or disability, with the term of the disability to be defined by the Board in accordance with allowable periods applicable to ISO's;

     (iv)  Change of  Control.  For  purposes  of this  Agreement,  a "Change of
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Control" shall occur on the first date on which (A) any person, entity, or group of persons or entities acting in concert, becomes a "beneficial owner" (as defined in Rule 13d3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company with respect to the election of directors (other than (1) Christopher J. Carey, members of his family, or entities controlled by or beneficially owned by him or them, or (2) an entity as to which the stockholders of the Company immediately prior to such entity becoming a beneficial owner would own at least 50% of the voting power of the then outstanding securities of such entity with respect to the election of directors); (B) the Company's Board of Directors approves or recommends for approval by stockholders any transaction that would result in the condition set forth in clause (A); (C) the Company's Board of Directors approves or recommends for approval by stockholders any transaction in the nature of a merger, transfer
of  substantially  all  the  Company's   assets,   or  liquidation,   where  the
stockholders of the Company immediately prior to such transaction, based on their prior stock ownership in the Company, would own less than 50% of the voting power with respect to the election of directors of the securities of an entity owning or operating, directly or indirectly, a substantial portion of the Company's pre-transaction assets.

(c)  Additional  Compensation.  The Employer's Board of Directors (or applicable
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committee  thereof)  shall  at all time  retain  discretion  to  award  Employee compensation in excess of the amounts set forth in this Agreement.

(d) Vacation.  The  Employee  shall  be  entitled  to  four  (4) weeks  vacation
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each 12 month period.  Any vacation  shall be taken at the reasonable and mutual convenience of the Employer and the Employee.

(e)  Insurance; Other  Benefits.   The Employee shall be entitled to participate
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under any group accident,  life and health insurance  plans,  pension and 401(k)
plans and option plans which in the future may be maintained by the Employer generally for its employees and/or for its full-time senior executive officers, as such employment benefits may be modified from time to time by the Employer. The amount and extent of such coverage, if any, shall be subject to the discretion of the Board. During the period prior to the effective time of any health insurance plan adopted by the Employer and the Employee's effective date of participation therein, the Employer shall reimburse the Employee for his out-of-pocket costs

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
in maintaining individual health insurance for the Employee and his spouse and children under COBRA. The Employee will provide the Employer with appropriate proof of payment.

(f) Car Allowance.  In connection with the Employee's  employment,  the Employee
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shall from time to time be required to travel by  automobile  on the  Employer's business. Accordingly, the Employer shall provide to the Employee an automobile allowance of $500 per month during the first year of the term of this Agreement, $550 per month during the second year of the term of this Agreement, and $600 per month thereafter, to be expended by the Employee on monthly lease payments, all maintenance, service and insurance charges. The above car allowance shall not include gasoline and oil charges, which shall be reimbursed in accordance with ss.5 hereof.

(g) Securities  Registration  Rights. If  the  Employer  hereafter  submits  for
    --------------------------------
registration under the federal securities laws any initial public offering of its equity securities, or that of any of its affiliated companies or entities or subsidiaries, the Employee shall have the right to sell his shares of the Company's equity securities owned by him in said offering in such amounts and at such times as the managing underwriter shall, in its sole discretion, permit. If the Managing Underwriter limits the aggregate number of shares that the Employer's shareholders may sell in such offering, each shareholder shall be permitted to sell an amount equal to his then percentage ownership of the Class or Series of the Company's shares being offered, excluding from such calculation the number of shares held by shareholders not selling in such offering.

     ss.5.  EXPENSES.  In addition to the  foregoing,  the Employer shall pay or
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reimburse  the  Employee  for all  reasonable  out-of-pocket  expenses  properly incurred by the Employee (including without limitation the costs for renting reasonable office space in Northern Virginia (subject to prior approval of the Employer), in the performance of his duties hereunder and such authorized preincorporation expenses paid by the Employee on behalf of the Employer upon presentation of appropriate vouchers therefor.

     ss.6.  TERMINATION.  The Employee's  employment hereunder shall commence on
            -----------
the Commencement Date and continue until the expiration of the Initial Term, and any extension of such term pursuant to ss.3, except that the employment of the Employee hereunder shall earlier terminate:

          (a)  Death or  Disability.  Upon the death of the Employee  during the
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               term  of  his  employment  hereunder  or,  at the  option  of the
               Employer, in the event of the Employee's disability extending for a period of ninety (90) days, whether or not continuous, within
               any  period  of  180  days.  For  purposes  of  this   Agreement,
               "disability" shall mean the inability of the Employee, due to physical or mental illness, injury or incapacity, to perform his regular full time duties on behalf of the Employer.

           (b) For Cause.  For "Cause"  immediately  upon written  notice by the
               ---------
               Employer to the Employee; provided, that the Employer may not terminate the Employee for Cause unless (i) such termination has been approved by the affirmative vote or

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
               consent of a majority of the directors on the Board (excluding the Employee if he is a director) prior to the time of such termination; and (ii) not later than 30 days prior to the effective date of such termination, the Employee shall be given the opportunity to appear before the Board to address the grounds for such termination. For purposes of this Agreement, a termination shall be for Cause only if the Board shall reasonably determine that any one or more of the following has occurred:

              (i) acceptance of any unlawful bribe or kickback with respect to the Employer's business; or

              (ii) the Employee shall have been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any felony which the Board reasonably determines in its discretion would materially affect or impair in any way (A) the Employee's ability to perform his duties hereunder or (B) the reputation or operation of the Employer's business or (C) the relationship between the Employer and its suppliers, customers or employees; or

              (iii) the  Employee  shall have  committed  a breach of any of the covenants, terms and provisions of ss.9 hereof or a material breach of any of the covenants, terms and provisions of ss.8 hereof; or

              (iv) the Employee shall have materially breached any one or more of the provisions of this Agreement (excluding ss.ss.8 and 9 hereof) and such breach shall have continued for a period of thirty (30) days after written notice to the Employee specifying such breach in reasonable detail; or

              (v) the Employee shall have refused, after explicit written notice, to obey any lawful resolution of or direction by the Board which is consistent with this Agreement and his duties hereunder.

           (c) Termination  Without Cause.  Termination  without cause may occur
               --------------------------
               upon thirty (30) days' written notice by the Employer to the Employee, or upon thirty (30) written notice from the Employee to the Employer. For purposes of this Agreement, the Employee shall be deemed to have been terminated without Cause if the
                                                         -------  -----
               termination is (i) initiated by the Employer and not based substantially on any reason included in the above definition of Cause or (ii) if the Employee terminates his employment hereunder for Good Reason upon ten (10) days' written notice to the Employer. The Employee shall be entitled to terminate his employment for Good Reason if any of the following occur:

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
               (i) the Employee is assigned duties which are substantially inconsistent with the position or responsibilities associated with his position as Vice President of the Employer and the Employer has not revoked such assignment within twenty (20) days written notice from the Employee objecting to such duties;

               (ii) if the Employer shall merge or consolidate into or transfer substantially all of its assets to, or become a majority owned subsidiary of, another corporation, and the Employee is not then elected and/or appointed to a position of responsibility in any such surviving, new or purchasing corporation substantially equivalent to that provided in ss.2 hereof; and

               (iii) The Employer violates a material provision of this Agreement and such violation is not remedied within thirty (30) days' written notice from the Employee specifying such violation in detail.

               (iv) The Employer insists upon the Employee relocating Employee's primary office to a place other than Northern Virginia.

(d) Rights and Remedies on Termination.
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               (i) If the Employer  shall  terminate the  Employee's  employment hereunder pursuant to ss.6(c) hereof, then (A) the Employee shall be entitled to receive, as severance pay, payment, in accordance with the Employer's then current payroll practices, of his Base Salary in effect at the time of his termination for a period of one (1) month, if termination occurs during the first six months of the initial term of this Agreement, and the lesser of (x) Base Salary payable for the balance of the term of this Agreement or
               (y) two months Base Salary, if termination occurs during the second six months during the initial term of this Agreement. For any termination pursuant to Section 6(c) hereof by the Employer occurring after the first full year of employment hereunder, the Employee shall receive as severance pay the lesser of (x) Base Salary payable for the balance of the then existing term of this Agreement or (y) two months' Base Salary, plus one week's Base Salary for each full or part year worked after the first year of employment hereunder. Employee shall also be paid his allocable share, as a shareholder of the Employer, of any positive balance of the Accumulated Adjustments Account ("AAA" account for S Corporation purposes) - i.e., his allocable share of any amounts taxable to S Corporation shareholders, but not fully distributed to such shareholders -- within 60 days after the end of the fiscal year in which the Employee's employment was terminated.

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
               (ii) Except as otherwise set forth in this ss.6(d) or otherwise required by law, the Employee shall not be entitled to any severance or other compensation after termination other than payment of any portion of his Base Salary through the effective date of his termination, accrued Incentive Compensation, pro rated based on the effective date of termination, and any expense reimbursements under ss.5 hereof for expenses incurred in the performance of his duties prior to termination. Options, which as of the effective date of termination of employment have not become vested and exercisable in accordance with ss.4(c)(ii) hereof, shall automatically terminate and be of no further force or effect.

               (iii)  Valuation Date for Shares Upon  Termination of Employment.
                      ---------------------------------------------------------
               It is acknowledged that Employee shall have a major role in preparing and implementing the business plan of Employer and in developing certain of Employer's intellectual property the value of which may not be realized in the event of Employee's early termination of employment. Accordingly, in the event of the Employer's termination of the Employee's employment without Cause or the Employee's termination of his Employment with Good Cause, as defined above, or upon the death or Total Disability of the Employee, as defined in the Stockholders Agreement, by and among the Employer and its Stockholders, the date for appraisal of the Sales Price of Employee's Stock (i. e., its fair market value) set forth in section 10 of the said Shareholders Agreement, shall, at the option of the Employee or his personal representative exercisable within one hundred twenty (120) days after such termination of employment, death or Total Disability, as the case may be, be determined as of (i) the end of the fiscal quarter immediately preceding the exercise of such option, or
               (ii) the end of the last completed quarterannual period occurring within the two (2) years after such termination of employment or death or Total Disability, and the Closing Date with respect to a purchase of the Employee's Stock shall be within thirty (30) days following completion of such appraisal; provided, however, that in the case of death or Total Disability, the Closing shall be within 180 days following completion of the appraisal. If the Employee or his personal representative fails to exercise the above option within the said 120-day period, he shall be deemed to have elected to have the fair market value determined as of the end of the fiscal quarter immediately preceding the said 120-day period.

     ss.7.  INVENTIONS;  ASSIGNMENT.  All  rights  to  discoveries,  inventions,
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improvements,  and  innovations  (including  all  data  and  records  pertaining thereto) related to the Employer's business, whether or not patentable, copyrightable, registerable as a trademark, or reduced to writing, that the Employee may discover, invent or originate during the term of his employment hereunder or during his previous employment by or on behalf of the Employer as an employee or consultant, either alone or with others and during working hours or by the use of the facilities of the Employer ("Inventions"), shall be the exclusive property of the Employer. The Employee shall promptly disclose all Inventions to the Employer, shall execute at the request of the Employer any assignments or other documents the Employer may deem necessary to protect or perfect its right therein, and shall assist the Employer, at the Employer's expense, in obtaining, defending and enforcing the Employer's rights therein. The Employee hereby appoints the Employer as his attorney-in-fact to execute on his behalf any assignments or other documents deemed necessary by the Employer to protect or perfect its right to any Inventions.

     ss.8.  CONFIDENTIAL  INFORMATION.  The Employee recognizes and acknowledges
            -------------------------
that certain assets of the Employer, including without limitation information regarding customers, pricing policies, methods of operation, business plans, business strategies, proprietary computer programs or any part thereof, including without limitation, source or object code, sales, products, profits, costs, markets, key personnel, formulae, product applications, technical processes, and trade secrets (hereinafter called "Confidential Information") are valuable, special, and unique assets of the Employer and its affiliates. The Employee shall not, during or after his term of employment, disclose any part of the Confidential Information to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever, directly or indirectly, except as may be required pursuant to his employment hereunder, provided, that Confidential Information shall in no event include (a) Confidential Information which was generally available to the public at the time of disclosure by the Employer or (b) Confidential Information which becomes publicly available other than as a consequence of the breach of the Employee of his confidentiality obligations hereunder. In the event of the termination of his employment, whether voluntary or involuntary and whether by the Employer or the Employee, the Employee shall deliver to the Employer all documents and data pertaining to the Confidential information and shall not take with him any documents data of any kind or any reproductions (in whole or in part) or extracts of any items relating to the Confidential Information.

     ss.9.  NON-COMPETITION.  During  the  term  of  the  Employee's  employment
            ---------------
hereunder and for a period of one (1) year thereafter or for a period of one year after any termination of the Employee's employment hereunder, the Employee will not (a) engage, directly or indirectly, alone or as a shareholder (other than as a holder of less than five percent (5%) of the common stock of any publicly traded corporation), partner, officer, member, director, employee, consultant or otherwise of any other business or organization that is engaged or becomes engaged in the development and/or sale of software and/or the provision of services which (in the specific markets penetrated by the Employer or as to which, at or prior to the time of expiration of the initial or any extended term of this Agreement or at or prior to termination of the Employee's employment, it has taken significant steps to penetrate) (i) directly compete with the software sold by the Employer and/or with the services provided by the Employer or (ii) compete with any other business activity of the Employer (collectively referred to as "Competitive Business"); provided, however, that the Employee shall not be prevented from being employed by or consulting with any division, subsidiary or affiliate of any company engaged in a Competitive Business so long as the division, subsidiary or affiliate of such company does not directly or indirectly engage in any Competitive Business or (b) solicit or encourage any officer, employee or consultant of the Employer to leave its employ for alternative employment. If during the said one-year period the Employee is employed or retained by another company, he shall, at least twenty one (21) days prior to commencement of employment or other duties for such company notify the Employer as to the name, address and telephone number of such company and the name of his new supervisor. The Employer shall have the option to take reasonable steps to verify that such employment shall not violate the provisions of this Section 9. The Employee will continue to be bound by the provisions of this ss.9 until their expiration, and shall not be entitled to any compensation from the Employer with respect thereto except as may be provided in ss.6(d) hereof; provided, however, that this ss.9 shall not apply if the Employer shall default in the payment of any amount due to the Employee pursuant to ss.6(d) hereof and shall have failed to cure such default within twenty (20) days after written notice from the Employee specifying such default. If at any time the provisions of this ss.9 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this ss.9 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Employee agrees that this ss.9 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

     ss.10.  INDEMNIFICATION.  The Employer shall  indemnify the Employee in his
             ---------------
capacity as an officer and/or director of the Employer to the full extent provided in N.J.S.A. 14A:3-5 without reference to its laws or principles regarding conflicts of law. In connection with any dispute or proceeding arising under this Agreement the other party shall promptly reimburse the prevailing or substantially prevailing party for all costs, including, without limitation, the reasonable attorneys' fees of any attorney or firm of attorneys incurred by the prevailing or substantially prevailing party in any such dispute or proceeding arising under this Agreement. Any termination of the Employee's services, or of this Agreement, shall have no effect on the continuing operation of this Section.

      ss. 11.   DISPUTE RESOLUTION PROCEDURE.
                -----------------------------

     This Section governs any dispute, disagreement, claim, or controversy between the parties arising out of or relating to this Agreement or the breach thereof, other than those arising under ss.ss.7, 8 and 9 hereof (the "Disputed Matter"). All Disputed Matters shall be submitted to the following dispute resolution process:

          (a) Mediation. Either party may, upon written notice elect to utilize a non-binding resolution procedure whereby each presents its case at a hearing before an acceptable neutral adviser. The hearing will occur no more than ten (10) days after a party serves written notice to use mediation. Each party may be represented at the hearing by attorneys. If the matter cannot be resolved at such hearing by the parties, the neutral adviser may be asked to assist the parties in evaluating the strengths and weaknesses of each party's position on the merits of the disputed matter. Thereafter, the parties shall meet and try again to resolve the matter. If the matter cannot be resolved at such meeting, the parties' only recourse is binding arbitration as provided for in Subsection 11 (b) below, and the mediation proceedings will have been without prejudice to the legal position of either party. The parties shall each bear their respective costs incurred in connection with the mediation procedure, except that they shall share equally the fees and expenses of the neutral adviser and the costs of the facility for the hearing. Both parties agree to use their best efforts to mutually agree on the use of a facility for which no charge will be made.

           (b) (i)Arbitration. If the Disputed Matter is not submitted to mediation or, if submitted, cannot be resolved, then either party may within ten (10) days after the completion of mediation (or at any time if the matter is not submitted to mediation), as appropriate, upon written notice, submit the Disputed Matter to formal binding arbitration in accordance with the provisions set forth in Arbitration Provisions set forth below.

               (ii) Neither party will institute any action or proceeding against the other party in any court concerning any Disputed Matter other than the entry of judgment upon a decision or an award rendered by the arbitrator pursuant to this Section 11.

               (iii) Any dispute between the parties shall be settled by final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"); provided, however, that if such Rules are inconsistent with any provision of this Agreement, this Agreement shall control.

               (iv) Any such arbitration shall be conducted in the City of Newark, New Jersey at a place and time mutually agreed upon by the parties or, failing mutual agreement, selected by the arbitrator. The arbitrator shall apply New Jersey law in connection with the arbitration of any Disputed Matter without regard to its principles of conflicts of law.

               (v) Any arbitration shall be conducted before a single arbitrator who shall be compensated for his services at a rate to be determined by the AAA, in the event the parties are not able to agree upon his or her rate of compensation, but based upon hourly or daily consulting rates for the neutral arbitrator reasonably consistent with such arbitrator's normal charges or fees charged by similarly experienced and qualified arbitrators. Within five
               (5) days of notice by a party seeking arbitration under this provision, the parties shall appoint the arbitrator. In the event the parties cannot agree on the selection of an arbitrator within the stated time period, the AAA rules for the selection of an arbitrator shall be followed. In either event, the arbitrator shall be required to have at least five (5) years experience in the industry in which the Employer conducts its principal business.

               (vi) Each party shall bear its own costs and expenses of arbitration including, but not limited to, filing fees and attorney's fees, and each party hereby agrees to his or its proportionate share (based on the number of parties to the proceeding) of the administrative fees of the AAA and of the compensation to be paid to the arbitrator in any such arbitration and his or its proportionate share of the costs of transcripts and other expenses of the arbitration proceedings, subject, however, to allocation of costs and expenses (including attorneys' fees) by the arbitrator consistent with the award.

               (vii) The parties agree to make available to the arbitrator all nonprivileged books, records, schedules and other information reasonably requested by the arbitrator. Such matters are to be made available to the arbitrator at such times as are deemed necessary by them to make his decision as herein provided.

               (viii) The arbitrator may conduct any pre-trial proceedings by telephonic conference call rather than by a face-to-face meeting.

               (ix) The arbitrator shall, prior to rendering his decision on the arbitration matter, afford each of the parties an opportunity, both orally and in writing, to present any relevant evidence (the formal rules of evidence applicable to judicial proceeding shall not apply) and to express, orally and/or in writing that party's point of view and arguments as to the proper determination of the arbitration matter; provided, however, that either party submitting written material shall be required to deliver a copy of such written material to the other party concurrently with the delivery thereof to the arbitrator and such other party shall have the opportunity to submit a written reply, a copy of such shall also be delivered to the other party concurrently with the delivery thereof to the arbitrator. Oral argument shall take place only at a hearing before the arbitrator at which all parties are afforded a reasonable opportunity to be present and be heard.

               (x) In the event of a willful default by any of the parties hereto in appearing before the arbitrator after due written notice shall have been given, the arbitrator is hereby authorized to render a decision upon the testimony of the party appearing before the arbitrator.

               (xi) The arbitrator shall make a decision and award resolving the dispute within thirty (30) days after the selection of the arbitrator; and within fifteen (15) days of the last hearing held concerning such dispute(s).

               (xii) Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

               (xiii) Within thirty (30) days after the arbitrator makes his or her decision and award, the arbitrator shall render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision and award rendered and deliver such documents to each party to this Agreement along with a signed copy of the decision or award.

               (xiv) The arbitrator chosen in accordance with these provisions shall not have the power to alter, limit, expand, amend or otherwise affect the terms of this Agreement or these arbitration provisions.

ss.12.    GENERAL.
          -------

          (a)  Notices. All notices and other communications  hereunder shall be
               -------
               in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid or sent by written telecommunication or telecopy, to the relevant address set forth below, or to such other address as the recipient of such notice or communication shall have specified to the other party hereto in accordance with this ss. 12(a):

          If to the Employee,  to:
                    Lenard Berger
                    13133 Marcy Creek Road
                    Herndon, VA 20171

                    With copies to:

                    Malcolm Jacobson, Esq.
                    Powell Trachtman Logan Carrle Bowman & Lombardo, P.C. 475 Allendale Road, Suite 200
                    King of Prussia, PA 19406


          If to the Employer, to:

                Stronghold Technologies, Inc.
                450 Claremont Road
                Bernardsville, NJ 07924

                With copies to:
                Robert L. Podvey, Esq.
                Podvey, Sachs, Meanor,
                 Catenacci, Mldner & Cocoziello
                One Riverfront Plaza
                Newark, New Jersey 07102


          (b)  Equitable  Remedies. Each of the parties hereto  acknowledges and
               -------------------
               agrees that upon any breach by the Employee of his obligations under ss.ss.7, 8 and 9 hereof, the Employer will have no adequate remedy at law, and accordingly will be entitled to seek specific performance and to seek other appropriate injunctive and equitable relief.

          (c)  Severability.  If any  provision of this  Agreement is or becomes
               ------------
               invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

           (d) Waivers.No delay or omission by either party hereto in exercising
               -------
               any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

          (e)  Counterparts.   This  Agreement   may  be  executed  in  multiple
               ------------
               counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f)  Assigns.  This  Agreement  shall be binding upon and inure to the
               -------
               benefit of the heirs and successors of each of the parties hereto, including any entity which acquires substantially all of the assets or equity interest of the Employer.

          (g)  Entire Agreement.This Agreement contains the entire understanding
               ----------------
               of   the   parties,   supersedes   all   prior   agreements   and
               understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by each of the parties hereto.

          (h)  Governing Law. This  Agreement shall be construed and enforced in
               -------------
               accordance with the local law of the State of New Jersey. With respect to any claim brought under ss.7, ss.8 or ss.9 hereof, the parties hereby consent to and submit to the jurisdiction of the federal and state courts located in the State of New Jersey, and any action or suit under any of said Sections of this Agreement shall only be brought by the parties in any federal or state court with appropriate jurisdiction over the subject matter established or sitting in the State of New Jersey. The parties shall not raise in connection therewith, and hereby waive, any defenses based upon the venue, the inconvenience of the forum, or the lack of personal jurisdiction in any such action or suit brought in the State of New Jersey.


     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                STRONGHOLD TECHNOLOGIES, INC.


                                By: /s/ Christopher J. Carey
                                    ------------------------
                                Christopher J. Carey, Chief Executive Officer


                                /s/ Lenard Berger
                                ----------------------------
                                      LENARD BERGER